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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 16, 2005
                              -------------------

                                 HOT TOPIC, INC.
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                  0-28784                    77-0198182
     (State or other        (Commission File Number)        (I.R.S. Employer
     jurisdiction of                                       Identification No.)
      incorporation)

              18305 E. SAN JOSE AVENUE,
            CITY OF INDUSTRY, CALIFORNIA                          91748
      (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (626) 839-4681

                                 NOT APPLICABLE.
         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

         On March 17, 2005, our Board of Directors, upon the recommendation of our Compensation Committee, established the 2005 base salaries and bonus plan for our executive officers. On March 18, 2005, a duly authorized committee of the Board approved equity grants of stock options to our executive officers.

         The following table sets forth the 2005 base salaries established for and equity compensation granted to our executive officers as described above:

            NAME AND TITLE                     2005 BASE SALARY    STOCK OPTIONS
            --------------                     ----------------    -------------
   Elizabeth McLaughlin, Chief Executive
      Officer                                   $      700,000        175,000
   Gerald Cook, President, Hot Topic            $      450,000         85,000
   Patricia Van Cleave, President, Torrid       $      420,000         85,000
   James McGinty, Chief Financial Officer       $      300,000         60,000
   Thomas Beauchamp, Senior Vice
      President, Chief Information Officer      $      280,000         50,000
   Christopher Kearns, Senior Vice
      President, General Counsel and
      Secretary                                 $      250,000         50,000

         The stock options described above (i) were granted pursuant to our 1996 Equity Incentive Plan, as amended (the "Plan"), (ii) terminate ten years after the date of grant, or earlier in the event the optionholder's service to the company is terminated and (iii) have an exercise price per share of $21.24, or the closing price of our common stock as reported on the Nasdaq National Market for Thursday, March 17, 2005. Subject to the optionholder's continued service to the company, 25% of the shares of common stock subject to such stock options vest on the first anniversary of the date of grant, and the remaining shares vest quarterly over the following three years.

         The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with our company's annual financial plan. The 2005 bonus plan approved by the Board of Directors provides for various cash bonus amounts based upon increasing levels of profitability above a minimum target level. The profitability goals for the various executive officers are varied to align the officers' duties with the appropriate metrics that best reflect the officers' impact on the company and its performance. Cash bonuses under the 2005 plan, if earned, are expected to be paid following completion of our audit of the results of operations for the 2005 fiscal year (ending January 28, 2006).


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ITEM 2.02         RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Attached hereto as Exhibit 99.1 is a copy of a press release that Hot Topic, Inc. issued on March 16, 2005. The press release includes certain financial information of the Registrant for the fiscal fourth quarter and fiscal year ended January 29, 2005. In addition, the release includes certain additional information relating to past reporting periods.

         The information in this Item 2.02 and the corresponding exhibit are being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits:

                  Exhibit No.  Description
                  -----------  -----------

                  99.1         Press Release issued by Hot Topic, Inc. on
                               March 16, 2005


   [Remainder of page intentionally left blank; signature on following page.]


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   HOT TOPIC, INC.

                                                   By: /s/ JAMES MCGINTY
                                                       -----------------------
                                                       James McGinty
                                                       CHIEF FINANCIAL OFFICER

Date: March 21, 2005


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                                INDEX TO EXHIBITS


Exhibit No.      Description
-----------      -----------

99.1             Press Release issued by Hot Topic, Inc. on March 16, 2005